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                                                                 Exhibit 10.11

                          [LETTERHEAD OF KNOLL, INC.]




                                              March 23, 2001


John H. Lynch
166 Hopkins Green
Hopkinton, NH  03229


Dear John:

     Reference is made to the Employment Agreement dated as of February 29, 1996 between TKG Acquisition Corp, the predecessor of Knoll, Inc. (the "Company"), and you, (the "Employment Agreement"). This letter agreement sets forth our agreement with respect to the termination of your employment under the Employment Agreement.

     The Company and you agree that, effective at 11:59 pm (New York time) on March 31, 2001 (the "Effective Time"), your employment with the Company shall be terminated by mutual consent of you and the Company. Except as set forth herein, our respective rights and obligations under the Employment Agreement shall expire in their entirety at the Effective Time.

     The termination of your Employment Agreement shall not affect your continuing obligations under Sections 4.03 [confidentiality; non-competition],
4.04 [equitable relief] and 4.05 [submission to jurisdiction] of the Employment Agreement.

     The termination of your Employment Agreement shall not affect the Company's continuing obligations under Sections 3.01(a) [payment of unpaid Base Salary through March 31, 2001], 3.01(e) [payment for unpaid vacation], 3.01(f) [indemnification pursuant to Section 145 of the Delaware General Corporation Law], 3.02 [unreimbursed business expenses], 3.03 [parachute gross up] and the first sentence of Section 5.04(c) [continued coverage under Company's health, disability and medical plans for a limited period of time] of the Employment Agreement. With respect to Section 3.03 of the Employment Agreement, both you and we will cooperate to take appropriate steps to render Sections 280G and 4999 of the Internal Revenue Code (the "Code") inapplicable to such compensation and, in that regard, the Company will request that its majority stockholder take such actions as may be necessary under the Internal Revenue Code (the "Code") to approve all compensation that may accrue to you upon any change of control of the Company.


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     The miscellaneous provisions set forth in Sections 6.02, 6.03, 6.05, 6.06 and 6.07 through 6.10 of the Employment Agreement shall continue to apply unaffected by the termination of your employment. This letter agreement and the Employment Agreement (a) contain the entire agreement of you and the Company with respect to the terms and conditions of the termination of your employment and (b) supersede any and all prior agreements and understandings, whether written or oral, between you and the Company with respect thereto.
This letter agreement may not be changed or modified except by an instrument in writing signed by you and the Company. This letter agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York without reference to the principles of conflict of laws.

     Nothing herein shall affect our respective rights and obligations pursuant to any stock options or other stock awards previously granted to you or any shares of stock previously sold to you, each of which shall continue to be governed by the terms and conditions of any applicable plans or agreements.

     We understand that, after the Effective Time, subject to the applicable law and the applicable provisions of the Company's by-laws, you will continue to serve as a non-executive director of the Company for as long as you and the Company's principal stockholder so desire. Nothing herein shall affect our respective rights and obligations with respect to your service as a non-executive director.

     Please confirm your agreement with the foregoing by signing all four copies of this letter agreement and returning three to Pat Milberger at the Company. Pat will distribute the copies to the appropriate persons.

                                              Yours truly,

                                              KNOLL, INC.


                                              By:  /s/ Barry L. McCabe
                                                  ----------------------------
                                                  Name:  Barry L. McCabe
                                                  Title: Senior Vice President


Accepted and agreed
as of the above date

 /s/ John H. Lynch
--------------------
 John H. Lynch



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